                                                 OPTION AGREEMENT
                                                      between

                                          HEARST-ARGYLE PROPERTIES, INC.

                                                        and

                                         EMMIS COMMUNICATIONS CORPORATION

                                             Dated as of June 5, 2000

                                                 OPTION AGREEMENT
                                                 ----------------

         This OPTION AGREEMENT made this 5th day of June, 2000, is by and between Hearst-Argyle  Properties,  Inc., a Delaware  corporation,  with offices at 888 Seventh Avenue,  New York, New York 10106 (the  “Seller”),  and Emmis
Communications  Corporation,  an Indiana  corporation,  with offices at One Emmis Plaza, 40 Monument Circle,  Suite
700, Indianapolis, Indiana 46204 (the “Buyer”).

                                               W I T N E S S E T H:
                                               - - - - - - - - - -

         WHEREAS,  Seller owns and  operates  radio  stations  KTAR-AM,  KMVP-AM and KKLT-FM  (the  “Stations”)  in
Phoenix, Arizona pursuant to licenses issued by the Federal Communications Commission (the “FCC”); and

         WHEREAS,  Seller  desires to sell, and Buyer desires to purchase,  substantially  all of the assets owned, used or held for use primarily in the conduct of the business and  operations  of the  Stations,  and in connection therewith,  Buyer has agreed to assume certain of the  liabilities of Seller  relating to the Stations,  all on the terms set forth herein; and

         WHEREAS,  concurrently  with the  execution and deliver of this  Agreement,  Seller and Buyer have entered into a Program Service and Time Brokerage Agreement, dated as of the date hereof (the “TBA”); and

         WHEREAS, certain terms used herein have the meanings ascribed to such terms in Section 13.1 hereof.

         NOW,  THEREFORE,   in  consideration  of  the  foregoing  and  of  the  respective  promises,   covenants,
representations and warranties herein contained, it is agreed:

1.       Option.
         ------

1.1.     Grant of Option.  Seller grants to Buyer the  exclusive  right and option (the  “Option”) to purchase,  on
         ---------------
the Closing  Date (as  defined  below),  the Assets (as defined  below),  and assume the  Assumed  Liabilities  (as defined below),  upon and subject to the terms and conditions of this  Agreement,  including,  without  limitation,
Section 10.3.

1.2.     Exercise  Procedures.  Buyer may exercise the Option only by giving written  notification of such exercise
         --------------------
to Seller at any time during the  earlier to occur of (i) the period  commencing  on the date that Seller  provides written  notification  to Buyer  (“Early  Notification”)  that Buyer may  exercise the Option and ending sixty (60)
calendar  days  after  the date of the  Early  Notification  (the  “Early  Exercise  Period”),  or (ii) the  period commencing  on the third  anniversary  of the date  hereof and ending  thirty  (30)  calendar  days after the third anniversary  of the date hereof (the  “Exercise  Period”).  If the Option is properly  exercised,  Seller and Buyer shall  be  required  to  consummate  the  purchase  and  sale of the  Assets,  and the  assumption  of the  Assumed
Liabilities,  in accordance with this Agreement.  Anything  contained  herein to the contrary  notwithstanding,  if
Seller  gives the Early  Notification  and Buyer  shall not  exercise  the Option on or before the end of the Early
Exercise Period, then the Option shall terminate and become null and void.

2.       Purchase of Assets and Assumption of Liabilities.
         ------------------------------------------------

2.1.     Purchase of Assets.  On the terms and subject to the  conditions  set forth in this  Agreement  and except
         ------------------
as provided in Section 2.2, provided that the Option is properly  exercised,  on the Closing Date, Seller agrees to
                            --------
sell,  transfer,  assign,  convey and  deliver to Buyer,  and Buyer  agrees to  purchase,  acquire  and accept from
Seller,  all of Seller’s  right,  title and interest in and to all of the assets,  properties  and rights of Seller owned,  leased,  licensed  or used  by  Seller  primarily  in the  conduct  of the  business  and  operations  (the
“Business”) of the Stations, as and to the extent existing on the Closing Date (such assets,  properties and rights are  hereinafter  collectively  referred to as the “Assets”),  free and clear of all liens and  encumbrances  other than  Permitted  Liens.  Without  limitation  of the  foregoing,  but except as provided in Section 2.2, the Assets include the following:

(a)      Real Property.  All real property owned by Seller which is described on Schedule  6.4(c) hereto,  together
         -------------                                                           ----------------
with all easements,  licenses,  interests and all of the rights arising out of the ownership thereof or appurtenant
thereto  (the  “Real  Property”),  together  with  all  buildings,  structures,   facilities,  fixtures  and  other
improvements on the Real Property (the “Improvements”);

(b)      Real Property Leases.  The Real Property Leases listed on Schedule 6.4(c) hereto (the “Leases”);
         --------------------                                      ---------------

(c)      Inventory.  All Inventory  which is owned by Seller  primarily with respect to the conduct of the Business
         ---------
as and to the extent existing on the Closing Date;

(d)      Tangible  Personal  Property.  All Tangible Property owned or used by Seller primarily with respect to the
         ----------------------------
conduct of the  Business,  including,  but not  limited to, the  Tangible  Property  set forth on  Schedule  6.4(a)
                                                                                                   ----------------
hereto,  together with any  modifications,  replacements,  improvements to such Tangible  Property,  and subject to such additional Tangible Property and deletions  therefrom,  made or acquired by Seller between the date hereof and the Closing Date in accordance with the terms and provisions of this Agreement or the TBA;

(e)      Contracts.  To the extent  assignable,  all  contracts  and other  agreements  (other  than the Leases) to
         ---------
which Seller is a party and which relate  primarily to the conduct of the Business  (the  “Contracts”),  including, but not limited to, those set forth on Schedule 6.4(d) hereto;
                                       ---------------

(f)      Intangible  Property.  All  Intangible  Property  (other  than  corporate  names,  logos,   trademarks  or
         --------------------
tradenames)  owned or used by Seller  primarily  with respect to the conduct of the  Business,  and all  associated goodwill,  including but not limited to the Intangible Property (other than corporate names,  logos,  trademarks or tradenames) listed on Schedule 6.4(b) hereto and all of the corporate names,  logos,  trademarks and tradenames set
                      ---------------
forth on Schedule 2.1(f) hereto;
         ---------------

(g)      Books and Records.  All general,  financial  and  personnel  records,  correspondence  and other files and
         -----------------
records,  including  customer  lists and sales  records  of  Seller,  pertaining  primarily  to the  conduct of the
Business as and to the extent existing on the Closing Date;

(h)      Goodwill.  All of Seller’s goodwill in the Business;
         --------

(i)      Claims.  All claims,  causes of action,  rights of recovery and rights of set-off arising primarily out of
         ------
the conduct of the Business as and to the extent existing on the Closing Date; and

(j)      Licenses.  All  licenses,  permits,  and  regulatory  approvals of Seller  pertaining to the Stations (the
         --------
“Licenses”),  including, without limitation, all licenses and authorizations issued by the FCC authorizing Seller’s operation of the Stations (the “FCC Licenses”) as set forth on Schedule 6.4(f) hereto.

2.2.     Excluded  Assets.  Any  provision  of this  Agreement  to the  contrary  notwithstanding,  Buyer shall not
         ----------------
acquire and there shall be excluded from the Assets the following (the “Excluded Assets”):

(a)      Cash.  All cash,  marketable  securities,  commercial  paper,  certificates  of  deposit  and  other  bank
         ----
deposits, treasury bills and other cash equivalents;

(b)      Accounts  Receivables.  All accounts  receivables owned by Seller and arising primarily out of the conduct
         ---------------------
of the Business;

(c)      Prepaid Expenses.  All prepaid expenses relating primarily to the conduct of the Business;
         ----------------

(d)      Bank Accounts.  All rights with respect to bank accounts;
         -------------

(e)      Intercompany  Accounts.  All  rights of Seller or the  Business  with  respect to any  obligations  of any
         ----------------------
other  business unit of Seller,  any Affiliate of Seller or any director or officer  (other than those officers who are Transferred Employees (as defined below)) of Seller or of any Affiliate of Seller;

(f)      Certain Names.  All rights to use the corporate  names,  logos,  trademarks or tradenames not set forth on
         -------------
Schedule 2.1(f) hereto or any  derivatives or variances  thereof which are not set forth on Schedule 2.1(f) hereto,
---------------                                                                             ---------------
including but not limited to, the name “Hearst”,  “Hearst-Argyle”,  the Hearst and  Hearst-Argyle  corporate  logos and any derivatives or variances thereof;

(g)      Insurance.  All  insurance  policies and all rights of every nature and  description  under or arising out
         ---------
of such policies;

(h)      Employee  Benefit Plans.  Except as expressly set forth in Section 10.4, all Plans,  including all rights,
         -----------------------
obligations and liabilities under and all assets of the Plans;

(i)      Loan  Documents.  All  notes,  bonds,  loan  agreements,  and other  instruments  evidencing  or  securing
         ---------------
liabilities  for  indebtedness  for borrowed  money owed to a third party,  including  guarantees of the foregoing, except for  capitalized  leases  included  in the  Contracts  listed on  Schedule  6.4(d) or not  required to be so
                                                                         ----------------
listed; and

(j)      Other Matters.  All rights of Seller under this  Agreement,  the TBA, and the  agreements and  instruments
         -------------
delivered  to Seller by Buyer  pursuant to this  Agreement  and all other  assets of Seller  which are not owned or used by Seller primarily in the conduct of the Business, including those listed on Schedule 2.2(j).
                                                                                   ---------------

2.3.     Assumed  Liabilities.  Subject  to the terms and  conditions  set forth in this  Agreement  and  except as
         --------------------
provided in Section 2.4, if the Option is properly  exercised  Buyer agrees that, on the Closing Date,  Buyer shall assume and thereafter  pay,  perform and discharge  when due the following  obligations  and  liabilities of Seller with respect to the Business as and to the extent existing on the Closing Date (the “Assumed Liabilities”):

(a)      Real Property  Lease  Obligations.  All  obligations  of Seller  arising during and relating to the period
         ---------------------------------
after the Closing under the Leases;

(b)      Obligations  Under  Contracts.  All  obligations of Seller arising during and relating to the period after
         -----------------------------
the Closing under the Contracts; and

(c)      Other  Matters.  All  liabilities  expressly  set forth as being  assumed or payable by Buyer  pursuant to
         --------------
Section 10.4.

2.4.     Liabilities  Not Assumed.  Anything  contained in this  Agreement to the contrary  notwithstanding,  Buyer
         ------------------------
shall not  assume and there  shall be  excluded  from the  Assumed  Liabilities  all  obligations  of Seller or the
Business to any other  business  unit of Seller,  any  Affiliate of Seller or any  director or officer  (other than those  officers who are  Transferred  Employees)  of Seller or of any  Affiliate of Seller.  Except for the Assumed
Liabilities,  Buyer shall not assume or be liable or obligated for any  obligations or liabilities of Seller of any kind or nature, whether accrued or unaccrued,  fixed, absolute or contingent,  determined or determinable,  matured or  unmatured,  due or to become  due,  asserted or  unasserted,  or known or unknown,  and  regardless  of whether required by  generally  accepted  accounting  principles  to be  reflected  on a balance  sheet or disclosed in the related notes (the  “Excluded  Liabilities”).  Seller shall pay,  perform and discharge in a timely manner or shall make adequate provision for all of the Excluded  Liabilities;  provided,  however, that Seller may contest, in good
                                                               --------   -------
faith, any claim of liability asserted by a third party in respect thereof.

3.       Option Payments and Purchase Price.
         ----------------------------------

3.1.     Option Payments.  As of the date hereof,  in consideration  for the grant of the Option,  Buyer shall pay,
         ---------------
in the manner  provided in Section 4.2, to Seller or to a Person  designated in writing by Seller,  an amount equal to Twenty  Million  Dollars  ($20,000,000)  (the  “Initial  Option  Payment”).  Provided  that the  Closing has not occurred,  on or before each of the dates which are the first and second  anniversaries  of the date hereof,  Buyer shall pay, in the manner  provided in Section  4.2, to Seller or to a Person  designated  in writing by Seller,  an amount equal to Five Million Dollars  ($5,000,000)  (each a “Future Option  Payment,” and together with the Initial
Option  Payment,  the “Option  Payments”).  Anything  contained in this Agreement to the contrary  notwithstanding, unless  this  Agreement  is  terminated  by Buyer  pursuant  to Section  12.1(c) or by Buyer or Seller  pursuant to
Section  12.1(d),  the Option  Payments and the Creditable  Interest (as defined below) shall not be refundable and
Seller  shall be entitled to retain the Option  Payments  and the  Creditable  Interest  regardless  of whether the
Closing shall occur or this  Agreement or the TBA shall be  terminated.  Seller shall  deposit the Option  Payments in an interest  bearing  account.  If this Agreement is terminated by Buyer pursuant to Section 12.1(c) or by Buyer or Seller pursuant to Section 12.1(d),  the Option Payments and the Creditable  Interest shall be refunded to Buyer within two (2)  Business  Days of any such  termination.  For  purposes of this  Agreement,  “Creditable  Interest”
shall be an amount  equal to (a) 50% of any actual  interest  earned by Seller or  Seller’s  designee on the Option
Payments made by Buyer to Seller  pursuant to this  Agreement  during the period  beginning on the date the Initial
Option  Payment is paid and ending on the date which is the one year  anniversary of such date, and (b) 100% of any actual  interest  earned by Seller or  Seller’s  designee  on the Option  Payments  made by Buyer  pursuant to this
Agreement  to Seller  during the period  beginning on the date which is the day after the one year  anniversary  of the date the  Initial  Option  Payment is paid and ending on the date which is the  earlier to occur of the Closing
Date or the date which is the day preceding the date on which the Creditable Interest shall be refunded to Buyer.

3.2.     Amount.  The  purchase  price (the  “Purchase  Price”) for the Assets  shall be (i) an amount equal to One
         ------
Hundred  Sixty  Million  Dollars  ($160,000,000)  reduced  by the  Option  Payments  made in  accordance  with  the provisions set forth in Section 3.1 and the Creditable  Interest as calculated  pursuant to Section 3.1 (the “Cash
Payment”),  payable at the Closing in the manner  provided in Section 4.2, and (ii) the  assumption by Buyer of the
-------
Assumed  Liabilities.  The  Purchase  Price  shall be subject to  adjustment  after the date  hereof as provided in
Section 4.3.

3.3.     Allocation.  The Purchase  Price shall be allocated  among the Assets on a schedule to be attached  hereto
         ----------
as  Schedule  3.3 and  agreed to by the  parties  hereto  on or prior to the  Closing  Date.  Such  purchase  price
    -------------
allocation  shall be made  consistent  with  Section  1060 of the Code.  Each of the parties  hereto shall not, and shall not permit any of its  Affiliates to, take a position  (except as required  pursuant to any Order) on any Tax
Return,  before any  governmental  agency  charged with the  collection of any Tax, or in any judicial  proceeding, that is in any way inconsistent with the Purchase Price allocation determined in accordance with this Section 3.3.

4.       Closing Date; Cash Payment; Purchase Price Adjustment; Collection of Accounts Receivable.
         ----------------------------------------------------------------------------------------

4.1.     Closing.  The closing  hereunder  (the  “Closing”)  shall take place at 10:00 a.m.,  New York time, at the
         -------
offices of Clifford  Chance Rogers & Wells LLP, 200 Park Avenue,  New York, New York 10166, on the date that is the five (5) Business Days after the satisfaction or waiver of the conditions  precedent  contained in Section 9, or at such other date or at such other  place or time as the  parties may  mutually  agree upon in writing  (such date of the Closing is hereinafter referred to as the “Closing Date”).

4.2.     Cash Payment.  Buyer shall make the Option  Payments by bank wire transfer in immediately  available funds
         ------------
to a bank account  designated  in writing to Buyer by Seller not less than two  Business  Days before the date such
Option  Payments  are  required  to be made  pursuant  to Section  3.1.  At the  Closing,  Buyer shall pay the Cash
Payment by bank wire transfer in immediately  available  funds to a bank account  designated in writing to Buyer by
Seller not less than two Business Days before the Closing Date.

4.3.     Purchase Price Adjustment.  The Purchase Price shall be adjusted as follows:
         -------------------------

(a)      Seller  shall  receive a credit  for the  unapplied  portion,  as of the  Closing  Date,  of the  security deposits  made by Seller  under  those  Leases and  Contracts  which  Buyer has agreed to assume  after the Closing pursuant to Section 2.3 of this Agreement.

(b)      Buyer shall be given a credit in the amount equal to the financial  value  (determined in accordance  with generally  accepted  accounting  principles  consistently  applied)  of all time  required to be  broadcast  on the
Stations on or after the  Closing  Date under the trade  agreements  included  as part of the  Contracts  for which
Seller has received  goods and services  prior to the Closing Date (“Buyer’s  Trade  Credit”),  and Seller shall be given a credit for the financial value  (determined in accordance  with generally  accepted  accounting  principles consistently  applied)  of the goods and  services  to be  received  on or after the  Closing  Date under the trade agreements  included as part of the  Contracts  for which Seller has  broadcast  time on the Stations  prior to the
Closing Date  (“Seller’s  Trade  Credit”),  provided,  that,  Seller’s  Trade Credit shall not exceed Buyer’s Trade
Credit by more than Twenty-Five Thousand Dollars ($25,000).

(c)      If consents to the  assignment  to Seller of the Real Estate Leases  listed on Schedule  4.3(c),  have not
                                                                                        -----------------
been  obtained as of the Closing Date,  Buyer shall be given a credit,  as of the Closing Date, of One Million Five
Hundred Thousand Dollars ($1,500,000.00).

(d)      Anything in this  Agreement  to the contrary  notwithstanding,  all  operating  income and expenses of the
Stations shall be further  adjusted and allocated  between  Seller and Buyer to the extent  necessary to effect the principle  that all such  income and  expenses  attributable  to the  operation  of the  Stations  on and after the
Closing Date shall be for the account of Buyer and all such income and expenses  attributable  to the  operation of the  Stations on or before the Closing Date shall be for the account of Seller.  The net amount of any  Adjustments to the  Purchase  Price  pursuant  to this  Section  4.3 shall be  hereinafter  referred  to as the  “Acquisition
Adjustment  Amount.”  Anything in this  Agreement to the contrary  notwithstanding,  the operating  income to which
------------------
Buyer is entitled under the TBA, and the operating  expenses  required to be paid by Buyer under the TBA, shall not be taken into account in determining the Acquisition Adjustment Amount.

(e)      Three (3) business  days prior to the Closing Date,  Seller shall  provide Buyer with a statement  setting forth a detailed  computation of Seller's  reasonable and good faith estimate of the Acquisition  Adjustment Amount as of the Closing  Date (the  "Preliminary  Acquisition  Adjustment  Report").  Thereafter,  Seller and Buyer shall
                               --------------------------------------------
have thirty (30) calendar days after the Closing Date to review the Preliminary  Acquisition  Adjustment Report and the related  books and records of Seller,  and Buyer and Seller will in good faith seek to reach  agreement  on the final  Acquisition  Adjustment  Amount as of the  Closing  Date.  If an  agreement  is reached  within  thirty (30)
calendar  days after the Closing Date,  then if the  Acquisition  Adjustment  Amount  reflected on the  Preliminary
Acquisition  Adjustment  Report is a credit to Buyer,  Seller  shall pay to Buyer by wire  transfer of  immediately available  funds,  within five (5) calendar  days after such  agreement is reached,  the amount of the  preliminary
Acquisition  Adjustment Amount, and if the Acquisition  Adjustment Amount reflected on the Preliminary  Acquisition
Adjustment  Report is a charge to Buyer,  then Buyer shall pay to Seller by wire transfer of immediately  available funds,  within five (5) calendar days after such agreement is reached,  the amount of the  preliminary  Acquisition
Adjustment  Amount.  If  agreement  is not reached  within  such 30-day  period,  then the dispute  resolutions  of
Section 4.3(f) shall apply.

(f)      If Seller and Buyer do not, within the 30-day period  specified in Section  4.3(e),  reach an agreement on
the  Acquisition   Adjustment   Amount  reflected  on  the  Preliminary   Acquisition   Adjustment   Report,   then
PriceWaterhouseCoopers,  or such other accounting firm as mutually agreed to by Seller and Buyer (the “Acquisition
Arbitrating  Firm")  shall  resolve  the  disputed  items.  Buyer and  Seller  shall each  inform  the  Acquisition
-----------------
Arbitrating  Firm in writing as to their  disagreement  concerning the Acquisition  Adjustment  Amount reflected on the  Preliminary  Acquisition  Adjustment  Report,  and  each  shall  make  readily  available  to the  Acquisition
Arbitrating  Firm any books and records and work papers relevant to the  preparation of such firm's  computation of the Acquisition  Adjustment Amount.  The Acquisition  Arbitrating Firm shall be instructed to complete its analysis within  thirty (30)  calendar  days from the date of its  engagement  and upon  completion to inform the parties in writing of its own  determination  of the  Acquisition  Adjustment  Amount.  Any  determination  by the Acquisition
Arbitrating  Firm in accordance  with this Section 4.3(f) shall be final and binding on the parties for purposes of this  Section  4.3(f).  Within  five (5)  calendar  days after the  Acquisition  Arbitrating  Firm  delivers to the parties its written  determination of the Acquisition  Adjustment Amount,  the Acquisition  Adjustment Amount shall be paid in accordance  with the provisions of Section  4.3(e).  The costs and fees of the  Acquisition  Arbitrating
Firm shall be borne one-half by Seller and one-half by Buyer.

4.4.     Collection of Accounts  Receivable.  As soon as practicable  after the Closing Date,  Seller shall deliver
         ----------------------------------
to  Buyer a  complete  and  detailed  list of all  Seller’s  accounts  receivable  arising  from the  broadcast  of advertising  time on the  Stations  prior to the  Closing  Date.  For a period  of one  hundred  fifty  (150)  days following  the Closing Date (the  "Acquisition  Collection  Period"),  Buyer will use its  reasonable  efforts,  as
                                   -------------------------------
Seller's  agent,  to collect such  accounts  receivable in the usual and ordinary  course of business.  Buyer shall not be required to institute any legal  proceedings  to enforce the  collection  of such accounts  receivable or to refer  any of such  accounts  receivable  to a  collection  agency.  Buyer  shall  not  adjust  any  such  accounts receivable or grant credit  without  Seller's  prior written  consent,  and any such  accounts  receivable  amounts collected  on behalf of Seller shall be paid to Seller  within five (5)  calendar  days after the end of each month during such 150 day period.  Within five (5)  calendar  days after the one hundred  fiftieth  (150th) day after the
Closing Date,  Buyer shall deliver to Seller a statement  listing all  uncollected  accounts  receivable,  together with all files  concerning the collection or attempts to collect such accounts  receivable.  Other than cooperating with any subsequent reasonable requests for information by Seller,  Buyer's  responsibility for such accounts shall thereafter  cease.  Buyer shall incur no liability to Seller for any  uncollected  account.  All sums  collected by
Buyer  during  the  Acquisition  Collection  Period  from any person  obligated  with  respect to any such  account receivable shall be applied first to such account receivable,  provided,  however, if such person so obligated with
                                                               --------   -------
respect to any such account  receivable  shall (a)  identify in writing  that such  account is in dispute,  and (b)
request in writing  that a  particular  payment be applied to a specific  account  receivable  of Buyer,  Buyer may apply the sums  collected as so designated.  After full  satisfaction  of Seller's  account,  the balance,  if any, shall be applied to Buyer's accounts.

5.       Nonassignable  Contracts or Licenses.  To the extent that  assignment  hereunder by Seller to Buyer of any
         ------------------------------------
Lease,  Contract or License is not  permitted  or is not  permitted  without the consent of any third  party,  this
Agreement  shall not be deemed to constitute an  undertaking  to assign the same if such consent is not given or if such an undertaking  otherwise  would  constitute a breach of or cause a loss of benefits  thereunder.  Seller will use  commercially  reasonable  efforts to obtain any and all such third party  consents;  provided,  however,  that
                                                                                          --------   -------
Seller  shall not be required to pay or incur any cost or expense to obtain any third party  consent  which  Seller is not  otherwise  required  to pay or incur in  accordance  with the terms of the  applicable  Lease,  Contract or
License.  Buyer shall cooperate with Seller in obtaining such third party  consents,  provided that Buyer shall not
                                                                                      --------
be required to agree to any adverse  change in the terms or  conditions  of any such Lease,  Contract or License or to pay or provide any fee or other  consideration  to a third party in order to obtain such third party’s  consent.
If any such third  party  consent is not  obtained  before the  Closing,  Seller will  cooperate  with Buyer but at
Buyer’s  sole  expense in any  reasonable  arrangement  designed to provide to Buyer after the Closing the benefits under the applicable Lease, Contract or License.

6.       Representations and Warranties of Seller.  Seller represents and warrants to Buyer as follows:
         ----------------------------------------

6.1.     Organization,  Power,  Standing and  Qualification.  Seller is a corporation  duly  incorporated,  validly
         --------------------------------------------------
existing and in good standing  under the laws of the State of Delaware,  and Seller is duly  authorized,  qualified and licensed to do business as a foreign  corporation  and is in good  standing  under the laws of Arizona.  Seller has all requisite corporate power and authority to enter into and perform the Transaction Agreements.

6.2.     Due  Authorization.  The execution and delivery by Seller of the Transaction  Agreements,  the performance
         ------------------
by it of its obligations  under the Transaction  Agreements,  and the transactions  contemplated by the Transaction
Agreements,  have been duly and validly  authorized by all necessary  corporate action on the part of Seller.  This
Agreement  has been duly  executed and  delivered by Seller and is, and upon  execution and delivery of the TBA the
TBA will be, a valid and binding obligation of Seller enforceable in accordance with its terms.

6.3.     Freedom to  Contract.  Except as set forth on  Schedule  6.3 hereto,  the  execution  and  delivery of the
         --------------------                           -------------
Transaction  Agreements  do  not,  and  the  consummation  of the  transactions  contemplated  by  the  Transaction
Agreements  will not,  (i) violate or conflict with the provisions of the certificate of  incorporation  or by-laws of Seller,  (ii) result in the  imposition  of any  material  lien under,  cause the  acceleration  of any material obligation  under,  or violate or conflict with the material  terms,  conditions  or provisions  of, or require any material consent under, any material note,  indenture,  mortgage,  lease,  guaranty or other material  agreement or instrument to which Seller is a party or by which it is bound,  (iii)  result in a material  breach or violation by
Seller of any of the  material  terms,  conditions  or  provisions  of any Law or Order the breach or  violation of which would be material to the Assets,  the Business or the transactions  contemplated  pursuant to this Agreement, or (iv) except for filings  under the HSR Act as  described  in Section 8.2 and the  expiration  of the  applicable waiting  period  under the HSR Act,  and the filings  with the FCC as  described in Section 8.3 and the consent and the approval of the FCC,  require any material  consent or approval of,  filing with or notice to any  Governmental or Regulatory Body where the failure to obtain or make such consent,  approval,  filing or notice would be material to the Assets, Business or the transactions contemplated pursuant to this Agreement.

6.4.     Assets.
         ------

(a)      Tangible  Property.  Schedule  6.4(a) hereto sets forth a true,  correct and complete list, as of the date
         ------------------   ----------------
of this  Agreement,  of each  material  item of Tangible  Property  owned by Seller  primarily  with respect to the conduct of the Business.

(b)      Intangible  Property.  Schedule  6.4(b)  hereto sets forth a true,  correct and complete  list,  as of the
         --------------------   ----------------
date of this  Agreement,  of all material  Intangible  Property (to the extent  reducible to written form) owned or used by Seller  primarily  with respect to the conduct of the  Business,  and  indicates  whether each item of such
Intangible  Property is owned or licensed by Seller, and if licensed,  identifies the license.  Except as set forth on Schedule  6.4(b),  to the  knowledge of Seller,  none of the  Intangible  Property set forth on Schedule  6.4(b)
   ----------------                                                                                ----------------
infringes  upon the  material  rights of any other  Person,  nor, to the  knowledge of Seller,  is such  Intangible
Property materially infringed upon by any other Person.

(c)      Real Property and Real Property  Leases.  Schedule  6.4(c) hereto sets forth a true,  correct and complete
         ---------------------------------------   ----------------
list, as of the date of this  Agreement,  of all Real Property and  Improvements  owned by Seller and all Leases to which  Seller  is a party and which  relate  primarily  to the  conduct  of the  Business.  Seller  has  heretofore delivered  or made  available  to  Buyer a  true,  correct  and  complete  description  of the  Real  Property  and
Improvements  and true,  correct and complete  copies of the Leases.  Seller holds good title to each parcel of the
Real  Property  and good  title  to the  Improvements,  free and  clear of any  liens or  encumbrances  other  than
Permitted Liens.

(d)      Material  Contracts.  Schedule 6.4(d) hereto sets forth a true,  correct and complete list, as of the date
         -------------------   ---------------
of this  Agreement,  of each of the following  contracts and other  agreements to which Seller is a party and which relate  primarily to the conduct of the Business (other than contracts and other  agreements which are not included in the Assumed Liabilities or in the Assets) (collectively, the “Material Contracts”):

(A)      contracts  and other  agreements  for the  future  acquisition  or sale of any  assets  involving  $20,000 individually  (or in the  aggregate,  in the case of any related  series of  contracts  and other agreements),  other than for  acquisitions of programming or sales of advertising in the ordinary course of business consistent with past practice;

(B)      contracts and other agreements relating to joint ventures or partnerships;

(C)      contracts  and  other  agreements  calling  for  future  aggregate  purchase  prices,  payments  or  other consideration  to or from Seller in any one year  having a value of more than  $20,000 in any one case (or in the aggregate,  in the case of any related series of contracts and other  agreements)
                  other than for  acquisitions  of programming  or sales of  advertising in the ordinary  course of business consistent with past practice;

(D)      contracts and other  agreements  containing  covenants of Seller  prohibiting  or materially  limiting the right to compete in any line of  business,  prohibiting  or  restricting  its  ability to conduct business with any Person or in any  geographical  area, or requiring the  acquisition of goods or services exclusively from a single supplier or provider;

(E)      contracts  and other  agreements  relating to the  acquisition  by Seller of any operating  business,  the capital stock of any other Person or,  except for Tangible  Property or  programming  acquired in the ordinary course of business  consistent with past practices,  or any other assets or property
                  (real or personal) for a purchase price of more than $20,000  individually  (or in the aggregate, in the case of any related series of contracts and other agreements);

(F)      contracts and other  agreements  requiring  the payment by or to Seller of a royalty,  override or similar commission or fee of more than $20,000 in any one year;

(G)      all collective bargaining agreements;

(H)      contracts  and other  agreements  relating  to the  creation of liens or the  guarantee  of the payment of liabilities or performance of obligations of any other Person by Seller;

(I)      all network affiliation contracts;

(J)      all sales agency or advertising representation contracts;

(K)      all employment contracts;

(L)      all  contracts  with  independent  contractors  other than those not requiring  expenditures  of more than
                  $20,000 in any calendar year and having a term of not more than one (1) year; and

(M)      all contracts and other  agreements  for the sale of broadcast time on any Station for other than monetary consideration  having a value of more than $20,000,  including the parties thereto, the financial value of the time  required to be provided from and after the date  indicated on  Schedule 6.4(d)
                                                                                                    ---------------
                  and the  estimated  financial  value of the goods or  services  to be received by Seller from and after such date.

True, correct and complete copies of all of the Material Contracts have been delivered by Seller to Buyer.

(e)      Validity of Real  Property  Leases and  Material  Contracts.  Except as  disclosed  on  Schedule 6.4(e)(1)
         -----------------------------------------------------------                             ------------------
hereto,  (i) each of the Leases and Material  Contracts is a valid,  binding  agreement,  enforceable in accordance with its  terms,  of Seller  and,  to the  knowledge  of  Seller,  of each  other  party  thereto,  subject  to the qualifications  that  enforcement  of the rights and  remedies  created  thereby  is  subject  to:  (A) bankruptcy, insolvency,  reorganization,  moratorium and other laws of general application affecting the rights and remedies of creditors;  and  (B) general  principles  of equity  (regardless  of whether such  enforcement  is  considered in a proceeding  in equity or at law),  (ii) Seller  is not in default in any material  respect under any of such Leases or Material  Contracts,  nor does any  condition  exist that with notice or lapse of time or both would  constitute such a default,  (iii) to  the  knowledge  of Seller,  no other party to any such Lease or Material  Contract is in default in any  material  respect  thereunder,  nor does any  condition  exist that with notice or lapse of time or both would  constitute  such a  default,  and  (iv) no  consent  or  approval  by any party to any of the Leases or
Material Contracts is required for the consummation of the transactions  contemplated  hereby.  Seller has obtained consent to the assignment to Buyer of the Lease and Contracts set forth on Schedule 6.4(e)(2).
                                                                           ------------------

(f)      Licenses.  Schedule  6.4(f) sets forth a list of all FCC Licenses and all other material  Licenses held by
         --------   ----------------
Seller  relating  to the  operation  of the  Stations  or required  for the lawful  conduct of the  Business as now conducted.  Seller is the valid and legal holder of each of the FCC Licenses.  The  expiration  date of the term of each FCC  License is shown on  Schedule 6.4(f).  The FCC  Licenses  (i) are  valid and in full force and effect and
                               ---------------
(ii) constitute  all of the  material  licenses,  permits and  authorizations  used in or required  for the current operation  of the  Stations  under the  Communications  Act of 1934,  as amended,  and the rules,  regulations  and policies  of the FCC  (collectively,  the  “Communications  Act”).  None  of the FCC  Licenses  is  subject  to any restriction  or  condition  which  would in any  respect  limit  the full  operation  of the  Stations  as they are currently operated by Seller.  Seller knows of no fact or circumstance  which would, under the Communications  Act, disqualify or preclude  Seller from  assigning  the FCC Licenses to Buyer.  There are no  proceedings,  complaints, notices of forfeiture,  claims, or investigations  pending or, to Seller’s knowledge,  threatened,  against Seller, or any officer,  director,  or stockholder of Seller that would  materially  impair the ability of Seller to assign the FCC Licenses to Buyer or which would  materially  impede Seller’s  ability to prosecute the FCC Applications or seek the grant of the FCC Consents (as defined herein).  Except as noted in Schedule  6.4(f),  each of the Stations
                                                                            ----------------
is  licensed by the FCC to  operate,  and is  operating,  with the  facilities  authorized  by its  respective  FCC
License.  There is not, as of the date hereof,  pending,  or to the knowledge of Seller  threatened,  any action or proceeding by or before the FCC to revoke,  cancel,  rescind or modify (including a reduction in coverage area) any of the FCC Licenses  (other than  proceedings to amend FCC rules of general  applicability)  or refuse to renew the
FCC Licenses, and there is not now issued or outstanding,  or to the knowledge of Seller pending or threatened,  by or before the FCC,  any order to show  cause,  notice of  violation,  notice of  apparent  liability,  or notice of forfeiture  or complaint  against  Seller with  respect to any  Station,  other than  regularly  scheduled  license renewal  proceedings.  Each Station  respectively is operating,  and the Assets are operated,  in compliance in all material  respects  with the FCC  Licenses  and the  Communications  Act.  There are no  unsatisfied  or  otherwise outstanding  citations  issued by the FCC with respect to any  Station.  To the best of Seller’s  knowledge,  there exist no facts,  conditions  or  events  relating  to Seller or the  Stations  that  would  cause the  denial of an application  for  consent  from the FCC with  respect to the  assignment  of the FCC  Licenses  as provided in this
Agreement or the  imposition of any material  adverse  condition in  connection  with the granting of such consent.
True, complete and accurate copies of all FCC Licenses have been delivered by Seller to Buyer.

6.5.     Financial Information.
         ---------------------

(a)      Financial  Statements.  Seller has  delivered to or made  available  to Buyer true and complete  copies of
         ---------------------
the unaudited  balance sheets of the Stations as of March 31, 2000 and December 31, 1999 and the related  unaudited statements  of  operating  income for the periods  March 19, 1999 through  December  31, 1999,  and January 1, 2000 through March 31, 2000 (such  financial  statements  are  hereinafter  collectively  referred to as the “Financial
Statements”).  Except as disclosed on Schedule  6.5(a)  hereto,  the  Financial  Statements  (i) were compiled from
----------
books and records  regularly  maintained by  management  of Seller and used to prepare the financial  statements of
Seller,  (ii)  were  prepared  in  accordance  with  Seller’s  accounting  policies  and  principles,  which are in accordance with generally accepted  accounting  principles,  applied on a basis consistent with prior periods,  and
(iii) present  fairly,  in all material  respects,  the financial  position of the Stations as of their  respective dates and the results of operations of the Stations for the periods then ended,  excluding  information which would have been contained in the Statement of Cash Flows and footnotes to the financial statements.

(b)      Absence  of  Changes.  Except  for  the  execution  and  delivery  of  this  Agreement,  the  TBA  and the
         --------------------
transactions  to take place  pursuant  hereto and except as set forth on  Schedule  6.5(b)  hereto or arising  from
                                                                          ----------------
Buyer’s action or failure to perform under the TBA, since March 31, 2000:

(i)      there has not been any adverse  change or any event or development  (including any damage,  destruction or loss, whether or not covered by insurance) which,  individually or together with other such events,  would reasonably be expected to result in a Material Adverse Effect;

(ii)     the Stations  have not incurred  any  liabilities  of a kind  required by  generally  accepted  accounting practices to be set forth on a balance sheet other than (A)  liabilities  incurred in the ordinary  course of business since March 31,  2000 consistent  with past practice,  (B) liabilities  which in the aggregate are not material to the Business,  (C)  liabilities  which are not Assumed  Liabilities or (D) liabilities set forth on the Financial Statements; and

(iii)    Seller has not with respect to the operation of the Stations:

(A)      amended  or  terminated  any  Lease or  Material  Contract  except  in the  ordinary  course  of  business consistent with past practice;

(B)      mortgaged,  pledged or  subjected  to any lien or  encumbrance,  any of the Assets,  except for  Permitted
                  Liens;

(C)      acquired  or  disposed  of any  Assets  or  entered  into  any  agreement  or other  arrangement  for such acquisition  or  disposition,  except in the  ordinary  course of business  consistent  with past practice;

(D)      entered  into any  agreement,  commitment  or other  transaction  other  than in the  ordinary  course  of business consistent with past practice;

(E)      paid any bonus to any  employee of the  Stations  or granted to any  employee  of the  Stations  any other increase in compensation in any form,  except in the ordinary course of business  consistent with past practice; or

(F)      operated the business of each Station other than in the ordinary course consistent with past practice.

6.6.     Title to  Property.  Seller has,  and at the  Closing,  Seller  will convey to Buyer,  good title to, or a
         ------------------
valid  lessee’s or  licensee’s  interest  (pursuant to one or more  contracts or other  agreements  included in the
Assets) in, all of the Assets free and clear of all liens, claims and encumbrances except for Permitted Liens.

6.7.     Condition of Property.  All material  items of Tangible  Property  owned or used by Seller and included in
         ---------------------
the Assets are in good operating condition, normal wear and tear excepted.

6.8.     Labor Matters.
         -------------

(a)      Except as listed on  Schedule 6.8(a),  as of the date of this  Agreement,  there is not pending or, to the
                              ---------------
knowledge  of Seller,  threatened  against  Seller  any labor  dispute,  strike or work  stoppage  that  affects or interferes with the operation of any Station,  and Seller has no knowledge of any  organizational  effort currently being made or  threatened  by or on behalf of any labor union with respect to  employees  of any  Station.  None of the Stations have experienced any strike,  work stoppage or other similar  significant  labor  difficulties  within the twelve (12) months preceding the date of this Agreement.

(b)      Except as set forth on  Schedule 6.8(b),  (i) Seller is not a signatory or a party to, or otherwise  bound
                                 ---------------
by, a collective  bargaining  agreement which covers employees or former employees of any Station,  (ii) Seller has not  agreed to  recognize  any union or other  collective  bargaining  unit with  respect to any  employees  of any
Station,  and (iii) no union or other  collective  bargaining unit has been certified as representing any employees of any Station.

(c)      Schedule 6.8(c)  sets forth a true and complete  list,  as of the date of this  Agreement,  of all persons
         ---------------
employed by Seller in connection  with the  operation of a Station who earn more than $15,000 per year,  and states for each such employee the title or position,  the current level of  compensation  (including  bonuses) and whether such employee is employed under a written contract.

6.9.     Transactions with Affiliates;  Entire Business.  Except as set forth on Schedule 6.9  hereto,  (i) none of
         ----------------------------------------------                          ------------
Seller or any of its  Affiliates  provides or causes to be  provided  any assets,  services  or  facilities  to the
Stations  which are material to the conduct of the  Business,  and (ii) the  Stations do not provide or cause to be provided any assets,  services or facilities to Seller or any of its  Affiliates  which are material to the conduct of the  Business.  Except as set forth on Schedule 6.9 hereto,  the  conveyance  of the Assets will convey to Buyer
                                          ------------
the entire  Business of the Stations,  and all tangible and intangible  property used by the Stations in connection with the  conduct of the  Business  as  heretofore  conducted  by Seller,  except for the  Excluded  Assets and the
Excluded  Liabilities  and  assets and  properties  disposed  of since the date  hereof in the  ordinary  course of business consistent with past practice without violation of this Agreement.

6.10.    Litigation.  Except as  described in Schedule  6.10 hereto or caused by or arising from Buyer’s  action or
         ----------                           --------------
failure to perform under the TBA:  (a) there is no material  Action or  Proceeding  pending or, to the knowledge of
Seller,  threatened  against  Seller  which  relates  primarily to any of the  Stations,  the Assets or the Assumed
Liabilities;  and  (b) there  is no Order to which  Seller is subject  which  relates to any of the  Stations,  the
Assets or the Assumed Liabilities and which has or would reasonably be expected to have a Material Adverse Effect.

6.11.    Compliance  with  Law.  Except  as set forth on  Schedule  6.11  hereto,  (i)  Seller  is not in  material
         ---------------------                            --------------
violation of any Law or Order with respect to the Business or the Assets or the Assumed  Liabilities  the violation of which would be material to the  Business or the Assets;  and (ii) Seller has all material  licenses,  permits or other governmental authorizations necessary for the conduct of the Business or the ownership or use of the Assets.

6.12.    Employee  Benefit  Plans.  Schedule  6.12  hereto  identifies  each  Plan.  Seller has  furnished  or made
         ------------------------   --------------
available to Buyer copies of the Plans (and, if applicable,  related trust  agreements) and all amendments  thereto and each Plan’s  summary plan  description  and any  summaries  of material  modifications  thereto.  Schedule 6.12 hereto  identifies  each Plan  which is (i) a  “multiemployer  plan” as  defined  for  purposes  of and  subject to
Subtitle E of Title IV of ERISA (a “Multiemployer Plan”), or (ii) a Plan otherwise subject to Title IV of ERISA.

6.13.    Tax Matters.  Except as disclosed in Schedule 6.13 (with paragraph  references  corresponding to those set
         -----------                          -------------
forth below):

(a)      Seller has timely  filed  (taking  into  account all  available  extensions)  all Tax  Returns  concerning material  Taxes  applicable to the Business or required to be filed by applicable  Law prior to the date hereof and has paid all amounts shown as due on those Tax Returns.

(b)      There are no liens with respect to any Taxes,  upon any of the Assets,  other than (i) Taxes,  the payment of which is not yet due, or (ii) Taxes or charges being contested,  which are not in the aggregate  material to the
Stations.

6.14.    Environmental  Matters.  Prior to  March 19,  1999,  to the  knowledge  of  Seller,  and  since  March 19,
         ----------------------
1999:  (i) no  material Order has been issued, no material  Environmental Claim has been filed, no material penalty has been assessed and no material  investigation or review is pending or, to Seller’s knowledge,  threatened by any
Governmental  or  Regulatory  Body with  respect  to any  alleged  failure by Seller to have any  material  license required under  applicable  Environmental  Laws, the violation of which would reasonably be expected to be material to the Assets or the Business;  (ii) no Hazardous  Materials are or have been present on any of the real properties operated or leased by Seller in  connection  with the conduct of the Business  where such presence or release would result in any material  liability of Buyer after the Closing;  and  (iii) Seller was not or is not, as the case may be, in violation  of, and has not received any claim or notice that it is in violation of, any  Environmental  Law, the violation of which would reasonably be expected to be material to the Assets or the Business.

6.15.    Brokers.  Except  for  Deutsche  Bank Alex  Brown,  whose  fees,  commissions  and  expenses  are the sole
         -------
responsibility  of Seller,  all negotiations  relative to this Agreement and the transactions  contemplated  hereby have been carried out by Seller  directly with Buyer without the  intervention of any Person on behalf of Seller in such  manner as to give  rise to any  valid  claim by any  Person  against  Buyer  for a  finder’s  fee,  brokerage commission or similar payment.

6.16.    Disclaimer  of Seller.  Except as otherwise  provided in this  Section 6, the Assets to be sold  hereunder
         ---------------------
to Buyer are to be sold AS IS WITHOUT  ANY IMPLIED  WARRANTY OF  MERCHANTABILITY  OR FITNESS  FOR  INTENDED  USE OR
OTHER EXPRESSED OR IMPLIED WARRANTY.

6.17.    Full Disclosure.  To Seller’s knowledge,  this Agreement  (including any Schedule hereto) does not contain
         ---------------
and the closing  certificate  to be  delivered  by Seller  pursuant to  Section 9.1(e)  will not contain any untrue statement  of a  material  fact and this  Agreement  (including  any  Schedule  hereto)  does  not omit  (and  such certificate  will not omit) to state any  material  fact  necessary  to make any  statement  herein or therein  not misleading.

7.       Representation and Warranties of Buyer.  Buyer represents and warrants to Seller that:
         --------------------------------------

7.1.     Organization,  Power and Standing.  Buyer is a corporation  duly organized,  validly  existing and in good
         ---------------------------------
standing  under  the laws of its  jurisdiction  of  incorporation.  Buyer  has all  requisite  corporate  power and authority  and all  necessary  licenses and permits to carry on its business as it has been and is currently  being conducted,  and to own,  lease and  operate  the  properties  and assets  used in  connection  therewith  and to be acquired pursuant hereto.

7.2.     Authorization.  The execution and delivery of the  Transaction  Agreements by Buyer and the performance by
         -------------
it of its  obligations  under the  Transaction  Documents  and the  transactions  contemplated  by the  Transaction
Agreements,  have been duly and validly  authorized by all necessary  corporate  action on the part of Buyer.  This
Agreement  has been duly  executed and  delivered by Buyer and, is a, and upon  execution  and delivery of the TBA, the TBA will be, a valid and binding obligation of Buyer enforceable in accordance with their terms.

7.3.     Freedom  to  Contract.  The  execution  and  delivery  of the  Transaction  Agreements  do  not,  and  the
         ---------------------
consummation  of the  transactions  contemplated by the  Transaction  Agreements will not,  (i) violate or conflict with the  provisions of the articles of  incorporation  or by-laws of Buyer,  (ii) result  in the imposition of any lien under,  cause the acceleration of any obligation  under, or violate or conflict with the terms,  conditions or provisions of, or require any consent under, any note, indenture,  mortgage,  lease, guaranty or other agreement or instrument  to which  Buyer is a party or by which it is  bound,  (iii) result  in a breach  by Buyer of any of the terms,  conditions or provisions  of, or require any consent  under,  any Law or Order or  (iv) except  for filings under the HSR Act as described in Section 8.2 and the  expiration of the  applicable  waiting  period under the HSR
Act, and for filings  with the FCC as  described  in Section 7.3 and the consent and  approval of the FCC,  require any consent or approval of, filing with or notice to any Governmental or Regulatory Body.

7.4.     Litigation.  Buyer is not a party to any Action or Proceeding  pending or threatened,  which, if adversely
         ----------
determined,  would  reasonably be expected to adversely  affect or restrict the ability of Buyer to consummate  the transactions  contemplated  by this Agreement.  There is no Order to which Buyer is subject which would  reasonably be expected to adversely  affect or restrict the ability of Buyer to consummate the  transactions  contemplated  by this Agreement.

7.5.     Brokers.  All negotiations  relative to this Agreement and the transactions  contemplated hereby have been
         -------
carried  out by Buyer  directly  with  Seller  without  the  intervention  of any Person on behalf of Buyer in such manner as to give rise to any valid claim by any Person  against  Seller for a finder’s fee,  brokerage  commission or similar payment.

7.6.     Qualifications  as FCC Licensee.  Buyer knows of no fact or  circumstance  which would,  under the federal
         -------------------------------
antitrust laws or the  Communications  Act,  disqualify or preclude Buyer from being approved as an assignee of the
FCC Licenses.  There are no proceedings,  complaints,  notices of forfeiture,  claims, or investigations pending or threatened against Buyer or any principal,  officer,  director,  or owner of Buyer that would materially impair the qualification  of Buyer to assume the FCC Licenses or which would  materially  impede Buyer’s  ability to prosecute the  applications  filed with the FCC to assign the FCC Licenses to Buyer or to seek the grant of consents from the
FCC to the  assignment  of the FCC  Licenses  to Buyer.  Buyer is legally  and  financially  qualified  to serve as licensee of the Stations.

7.7.     Adequacy of Financing.  Buyer has adequate  funds on hand to pay the Initial  Option  Payment,  the Future
         ---------------------
Option Payments and the Purchase Price.

7.8.     Breaches.  Buyer is not aware of any breaches by Seller of its  representations  and warranties  contained
         --------
in this Agreement or the certificate to be delivered by Seller pursuant to Section 9.1(e).

8.       Pre-Closing Covenants.
         ---------------------

8.1.     Transactions and Conduct of Business Pending the Closing.
         --------------------------------------------------------

(a)      Examinations  and  Investigations.  At any time  prior  to the  Closing  Date,  Buyer  shall be  entitled,
         ---------------------------------
through its employees and  representatives  to enter upon and make such  investigation  of the assets,  properties, business and operations of the Stations,  and such  examination of the books and records,  financial  condition and operations  of the  Stations,  and shall have access to the  employees  of the  Stations,  as Buyer may  reasonably request.  Any such  investigation  and examination shall be conducted and access to employees shall be available at reasonable times and under reasonable  circumstances;  provided,  however, that such investigation and access shall not unreasonably  interfere with the business  operations of Seller. All information  provided to Buyer pursuant to this Section 8.1(a) shall be subject to the provisions of the Confidentiality Agreement.

(b)      Conduct of  Business.  From the date hereof  through  the  Closing  Date,  Seller  shall use  commercially
         --------------------
reasonable  efforts to conduct the Business in the ordinary  course  consistent  with past practice in all material respects.

(c)      Third Party  Consents.  Seller and Buyer agree to use  commercially  reasonable  efforts to take, or cause
         ---------------------
to be taken,  all actions and to do, or cause to be done, all things  necessary,  proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement,  including,  without limitation,  the obtaining of all necessary  waivers,  consents and approvals and the continuance in full force and effect of Licenses,  Leases and Contracts and the  fulfillment of each  condition to the other party’s  obligations set forth in Section 9.

8.2.     Regulatory  and Other  Approvals.  Seller  and Buyer  will  (a) take  all  commercially  reasonable  steps
         --------------------------------
necessary or desirable,  and proceed diligently and in good faith and use all commercially  reasonable  efforts, as promptly as practicable  to obtain all consents,  approvals or actions of, to make all filings with and to give all notices to  Governmental or Regulatory  Bodies (except for the FCC  Applications  (as defined  below))  required of such parties or their  Affiliates  to consummate  the  transactions  contemplated  hereby,  (b) provide  such other information and  communications  to such  Governmental or Regulatory Bodies as such parties or such Governmental or
Regulatory Bodies may reasonably  request in connection  therewith and (c) cooperate with each other as promptly as practicable in connection  with the  foregoing.  Each party hereto will provide  prompt  notification  to the other party hereto or its Affiliates  when any such consent,  approval,  action,  filing or notice  referred to in clause
(a) above is  obtained,  taken,  made or given,  as  applicable,  and will advise  each other  party  hereto of any
communications   (and,  unless  precluded  by  Law,  provide  copies  to  each  other  party  hereto  of  any  such communications  that  are in  writing,  other  than  the  filings  under  the HSR Act  described  below)  with  any
Governmental or Regulatory Body regarding any of the  transactions  contemplated by this Agreement.  In addition to and not in  limitation  of the  foregoing,  Seller and Buyer will within ten (10)  calendar days of the exercise of the  Option  (a) take  promptly  all  actions  necessary  to make  the  filings  required  of each of them or their
Affiliates  under the HSR Act,  (b) comply  at the  earliest  practicable  date  with any  request  for  additional information  received  by each of them or their  Affiliates  from the Federal  Trade  Commission  or the  Antitrust
Division of the  Department  of Justice  pursuant to the HSR Act and  (c) cooperate  with each other in  connection with any filing under the HSR Act and in connection with resolving any  investigation  or other inquiry  concerning the transactions  contemplated by this Agreement  commenced by either the Federal Trade  Commission,  the Antitrust
Division of the Department of Justice or state attorneys general.

8.3.     FCC  Application.  Not later than ten (10)  calendar  days after the date of the  exercise  of the Option,
         ----------------
Seller and Buyer shall file with the FCC substantially  complete applications (the “FCC Applications”)  seeking the
FCC’s consent to the assignment of the FCC Licenses from Seller to Buyer and Buyer’s  assumption thereof (the “FCC
Consent”).  Seller and Buyer shall  diligently  and promptly take all actions  necessary,  or desirable and proper,
-------
to prosecute  the FCC  Applications  expeditiously.  Seller  shall  timely  publish  and/or  broadcast  the notices required  by the rules and  regulations  of the FCC  pertaining  to the FCC  Applications.  Seller and Buyer  shall cooperate  with each other in the  preparation  and  prosecution  of the FCC  Applications.  Seller and Buyer shall provide to each other copies of any and all  petitions and  pleadings  filed by any third party,  and copies of any and all  correspondence  and orders  received  from the FCC,  with respect to any of the FCC  Applications.  In the event that the FCC  imposes any  condition  upon Buyer or Seller with  respect to any FCC  Applications,  the party subject  to such  condition  shall use its best  efforts to comply  therewith;  provided,  however,  that the party
                                                                                --------   -------
subject to such  condition  shall not be required to take any action which would have a Material  Adverse Effect on such party or any  Affiliate of such party.  Buyer shall not enter into any  agreement or  transactions  to acquire any other broadcast  properties or stations in the Phoenix,  Arizona market, nor shall Buyer take any other action, including but not limited to, entering into a time brokerage agreement,  local marketing agreement,  or joint sales agreement,  which  could  have  the  effect  of  delaying  action  by the  FCC  upon  the FCC  Applications  or the consummation  of the  transactions  contemplated  hereby.  Buyer and Seller shall  oppose any  petitions to deny or other objections  filed with respect to any  applications for the FCC Consent and any requests for  reconsideration or judicial  review of the FCC Consent and otherwise  use their  commercially  reasonable  efforts to cause the FCC
Order to become a Final  Action as soon as  practicable.  If the  Closing  shall not have  occurred  for any reason within the original  effective  period of the FCC Consent,  and neither party shall have  terminated this Agreement under  Section 10, the parties shall jointly  request an extension of the effective  period of the FCC Consent.  No extension of the FCC Consent shall limit the right of any party to exercise its rights under Section 12.

9.       Conditions Precedent to Closing.
         -------------------------------

9.1.     Conditions  Precedent to the  Obligations  of Buyer to Complete the Closing.  The  obligations of Buyer to
         ---------------------------------------------------------------------------
enter  into and  complete  the  Closing  are  subject to the  fulfillment  on or prior to the  Closing  Date of the following conditions, any one or more of which may be waived by Buyer in writing:

(a)      Representations,  Warranties  and Covenants.  The  representations  and warranties of Seller  contained in
         -------------------------------------------
this  Agreement  shall be true,  correct and  complete on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date,  except as expressly  stated herein to be made as of a specified date and except for changes  permitted  hereunder  or caused by Buyer’s  action or failure to perform  under the TBA and except where the failure of any such  representations  or  warranties  to be true,  correct and complete  would not reasonably be expected,  individually or in the aggregate,  to have a Material  Adverse  Effect.  Seller shall have performed and complied in all material  respects with all covenants and  agreements  required by this  Agreement to be performed or complied with by it on or prior to the Closing Date.

(b)      Consents,  Waivers,  Licenses,   Filings,  etc.  All  consents,   approvals,   authorizations,   licenses,
         -----------------------------------------------
registrations,  declarations  or filings listed on  Schedule 9.1(b)  to this Agreement  shall have been obtained or
                                                    ---------------
made,  as the case may be,  except  where the failure to obtain or make any of the  foregoing  (or in lieu  thereof waivers)  would not  reasonably  be  expected,  individually  or in the  aggregate  with  other such  failures,  to materially  adversely  affect Buyer or to have a Material Adverse Effect.  The applicable  waiting period under the
HSR Act in respect of the transactions contemplated hereby shall have expired.

(c)      Injunction,  etc. At the  Closing,  there shall not be any Order  outstanding  against any party hereto or
         -----------------
Law  promulgated  that prevents the  consummation  of, and no Action or  Proceeding  shall be pending or threatened against a party  hereto  which  questions  the  legality  of,  seeks to  restructure  or to restrain or prevent the consummation  of, the  transactions  contemplated by this Agreement or any of the conditions to the consummation of the transactions contemplated by this Agreement.

(d)      Opinions of Counsel to Seller.  Buyer shall have  received  an opinion of Clifford  Chance  Rogers & Wells
         -----------------------------
LLP,  counsel to Seller,  covering legal matters with respect to the  transactions  contemplated by this Agreement, in form and substance reasonably satisfactory to Buyer.

(e)      Resolutions  and Closing  Certificate of Seller.  Seller shall have  delivered to Buyer (i) a  certificate
         -----------------------------------------------
dated as of the Closing Date and executed by Seller’s  Secretary  certifying that the  resolutions,  as attached to such  certificate,  were duly  adopted by  Seller’s  Board of  Directors  (and if required  by  applicable  Law, by
Seller’s stockholders)  authorizing and approving the execution and delivery of this Agreement and the consummation of the  transactions  contemplated  hereby  and that such  resolutions  remain in full  force and effect and (ii) a certificate  signed by an  authorized  officer of Seller,  dated the Closing  Date,  as to the matters set forth in
Section 9.1(a) and in form and substance reasonably satisfactory to Buyer.

(f)      Conveyancing  Documents.  Seller shall have executed and delivered to Buyer an Assignment  and  Assumption
         -----------------------
Agreement,  a Bill  of  Sale,  an  Assignment  of  Trademarks,  and a Deed  or  Deeds,  each  in a form  reasonably satisfactory to Buyer.

(g)      FCC  Consents.  The parties  shall have  obtained the FCC Consent with respect to each Station  within the
         -------------
time period set forth herein without any Material  Adverse Effect,  and any conditions which the FCC Consent or any
FCC Order  requires to be satisfied  prior to the  transfer of the FCC License to Buyer shall have been  satisfied.
Each of the FCC Licenses shall be in full force and effect.

9.2.     Conditions  Precedent to the  Obligations of Seller to Complete the Closing.  The obligations of Seller to
         ---------------------------------------------------------------------------
enter into and  complete  the Closing  are  subject to the  fulfillment  on or prior to the  Closing  Date,  of the following conditions, any one or more of which may be waived by Seller:

(a)      Representations,  Warranties  and Covenants.  The  representations  and  warranties of Buyer  contained in
         -------------------------------------------
this  Agreement  shall be true,  correct and complete in all  material  respects on and as of the Closing Date with the same force and effect as though made on and as of the  Closing  Date except as  expressly  stated  herein to be made as of a specified  date.  Buyer shall have performed and complied in all material  respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

(b)      Consents,  Waivers,  Licenses,   Filings,  etc.  All  consents,   approvals,   authorizations,   licenses,
         -----------------------------------------------
registrations,  declarations  or filings listed on  Schedule 9.1(b)  to this Agreement  shall have been obtained or
                                                    ---------------
made,  as the case may be,  except  where the failure to obtain or make any of the  foregoing  (or in lieu  thereof waivers)  would not  reasonably  be  expected,  individually  or in the  aggregate  with  other such  failures,  to materially  adversely  affect  Seller.  The  applicable  waiting  period  under  the  HSR  Act  in  respect  of the transactions contemplated hereby shall have expired.

(c)      Injunction,  etc. At the  Closing,  there shall not be any Order  outstanding  against any party hereto or
         -----------------
Law  promulgated  that  prevents  the  consummation,  and no Action or  Proceeding  shall be pending or  threatened against a party  hereto  which  questions  the  legality  of,  seeks to  restructure  or to restrain or prevent the consummation  of, the  transactions  contemplated by this Agreement or any of the conditions to the consummation of the transaction  contemplated by this Agreement  which, in the case of any such Order, Law or Action or Proceeding, would reasonably be expected to materially adversely affect Seller.

(d)      Opinion  of Counsel  to Buyer.  Seller  shall  have  received  an  opinion  of Bose  McKinney & Evans LLP,
         -----------------------------
counsel to Buyer, covering legal matters with respect to the transactions  contemplated by this Agreement,  in form and substance reasonably satisfactory to Seller.

(e)      Resolutions  and Closing  Certificate  of Buyer.  Buyer shall have  delivered to Seller (i) a  certificate
         -----------------------------------------------
dated as of the Closing Date and executed by Buyer’s  Secretary  certifying  that the  resolutions,  as attached to such  certificate,  were duly adopted by Buyer’s Board of Directors (and if required by applicable  Law, by Buyer’s stockholders)  authorizing  and approving the execution and delivery of this Agreement and the  consummation of the transactions  contemplated  hereby and that such resolutions remain in full force and effect and (ii) a certificate signed by an authorized  officer of Buyer,  dated the Closing  Date, as to the matters set forth in Section  9.2(a)
and in form and substance reasonably satisfactory to Seller.
(f)      Delivery of Funds.  Buyer  shall have  delivered  to Seller the Option  Payments  and the Cash  Payment in
         -----------------
accordance with Sections 3 and 4.2.

(g)      Conveyancing  Documents.  Buyer shall have executed and delivered to Seller an Assignment  and  Assumption
         -----------------------
Agreement,  a Bill  of  Sale,  an  Assignment  of  Trademarks  and a  Deed  or  Deeds,  each  in a form  reasonably satisfactory to Seller.

(h)      FCC  Consents.  The parties  shall have  obtained an FCC Consent with  respect to each Station  within the
         -------------
time period set forth herein.

10.      Additional Agreements.
         ---------------------

10.1.    Further  Information.  Following the Closing,  each party will afford to the other party,  its counsel and
         --------------------
its accountants,  during normal business hours,  reasonable  access to the books and records relating to the Assets or the Assumed  Liabilities  in its  possession  with respect to periods prior to the Closing and the right to make copies and extracts  therefrom,  to the extent that such access may be reasonably  required by the requesting party
(i) to facilitate the  investigation,  litigation and final disposition of any claims which may have been or may be made against any party or its  Affiliates and (ii) for any other  reasonable  business  purpose.  Each party hereto and its agents shall keep  confidential  and not disclose any  information  learned as a result of any  examination conducted  pursuant to this  Section 10.1  to any other Person  without the prior consent of the other party unless
(i) the  disclosure  is in response to legal order or  subpoena or (ii) the  terms are readily  ascertainable  from public  or  published  information,  or trade  sources  (without  violation  of the  foregoing  provisions  of this sentence).

10.2.    Record  Retention.  Each party  agrees that for a period of not less than seven  (7) years  following  the
         -----------------
Closing Date, it shall not destroy or otherwise  dispose of any of the books and records  relating to the Assets or the Assumed  Liabilities  in its  possession  with respect to periods  prior to the Closing.  Each party shall have the right to destroy  all or part of such books and  records  after the seventh  (7th)  anniversary  of the Closing
Date or, at an earlier  time by giving each other party  hereto  thirty  (30) days'  prior  written  notice of such intended  disposition and by offering to deliver to the other party, at the other party’s expense,  custody of such books and records as such first party may intend to destroy.

10.3.    Tax-Free Exchange.  Buyer acknowledges that Seller desires to make a qualified,  tax-deferred  exchange of
         -----------------
its interest in certain  property of like-kind with the Assets  pursuant to and in accordance  with Section 1031 of the Code.  Buyer  shall  cooperate,  in good faith,  as  reasonably  requested  by Seller,  in  enabling  Seller to effectuate the sale of the Assets  pursuant to this Agreement as part of a like-kind  exchange  pursuant to Section
1031 of the  Code,  including,  without  limitation,  the  assignment  of the  rights of  Seller  pursuant  to this
Agreement to a qualified  intermediary  as defined in Treas.  Reg. Sec.  1.1031(k)-1(g)(4).  Buyer’s  obligation to cooperate with Seller in order to enable Seller to effectuate a qualified,  tax-deferred  exchange is  specifically conditioned upon each of the following:

(a)      All of Buyer’s  rights and all of Seller’s  obligations to Buyer  respecting all other  provisions of this
Agreement,  shall not be adversely  affected by any such  exchange,  whether or not such exchange is consummated by
Buyer; and

(b)      Buyer shall not in any way be liable to Seller or any other party  whatsoever  for any failure of Seller’s proposed transaction to qualify as a tax-free exchange of like-kind property under the Code;

10.4.    Employee and Employee Benefit Matters.
         -------------------------------------

(a)      Buyer shall offer  employment as of the Closing Date to all of the employees  actively  employed by Seller at the  Stations,  with the same  positions  and  compensation  as so employed by Seller.  As of the Closing  Date,
Buyer shall employ each such  employee who accepts  Buyer’s offer of employment  (collectively,  the  “Transferred
Employees”).  As of the  Closing  Date,  Buyer  shall  cause all  Transferred  Employees  who are not  covered by a
---------
collective  bargaining  agreement  (collectively,   the  “Transferred  Non-Union  Employees”)  to  be  eligible  to participate in “employee  welfare benefit plans” and “employee  pension benefit plans” (as defined in Sections 3(1)
and 3(2) of ERISA) of Buyer in which similarly  situated  employees of Buyer are generally  eligible to participate from time to time  (“Buyer’s  Plans”),  and all  Transferred  Non-Union  Employees  shall be eligible  for coverage immediately  after the  Closing  Date (and shall not be  excluded  from  coverage  on  account of any  pre-existing condition)  under Buyer’s Plans  constituting  employee  welfare  benefit plans to the extent  permitted under such plans with respect to the Transferred  Non-Union  Employees.  Following the Closing Date, Buyer shall cause Buyer’s
Plans to recognize any prior accrued service credit,  credit towards  satisfying  deductible  expense  requirements and  out-of-pocket  expense limits of Transferred  Non-Union  Employees for purposes of Buyer’s Plans to the extent such prior credits and limits are  recognized by Buyer or Buyer’s Plans for similarly  situated  employees of Buyer
(including,  but not limited to, eligibility to participate and vesting,  but excluding benefit accruals).  As soon as practicable  following the Closing Date,  Buyer shall make  available to the  Transferred  Non-Union  Employees,
Buyer’s  401(k)  Plan in  accordance  with  the  terms  and  provisions  of such  plan.  Seller  shall  cause to be transferred to Buyer’s 401(k) Plan, in cash, all of the individual  account  balances of the Transferred  Non-Union
Employees  under the 401(k) plan in which the  employees of the Stations now  participate,  upon receipt from Buyer of evidence  satisfactory  to Seller that Buyer's 401(k) Plan is  tax-qualified.  Buyer shall provide  employees of the  Stations  who  become  employed  by Buyer and are  covered  by a  collective  bargaining  agreement  listed on
Schedule 6.4(d)  (the “Transferred Union Employees”) benefits in accordance with the terms of such agreement to the
---------------
extent such benefits constitute a part of the Assumed  Liabilities.  Except for the employment  contracts listed in
Schedule 6.4(d)  hereto,  nothing  in  this  Agreement  is  intended  to nor  shall  guaranty  employment  for  any
---------------
Transferred Employee for any length of time after the Closing Date.

(b)      Seller shall pay,  discharge and be solely  responsible for all liabilities and obligations which arise or are to be paid or performed under any Plan,  including but not limited to such liabilities and obligations  arising as a result of or in  connection  with the  termination  of any employee of any Station  before,  or upon  Closing, including  all  severance  or  termination  pay and all  accrued  vacation,  salary,  wages and other  compensation payments or benefits,  if any,  which arise or become  payable under any Plan as a result of or in connection  with such termination.  Buyer shall pay,  discharge and be solely  responsible for all liabilities which arise or become payable as a result of or in  connection  with Buyer’s  employment  of any  Transferred  Employees  upon Closing or
Buyer’s termination of any Transferred  Employees after Closing,  including,  without limitation,  all severance or termination  pay and all accrued  vacation,  salary,  wages and other  compensation  payments or benefits  under or pursuant  to any  employee  benefit  plan of Buyer.  Buyer shall not,  however,  assume or be  obligated  to pay or perform any liabilities under any Plans (including,  but not limited to, any stay bonus or severance policy,  plan, arrangement or benefit),  except that (i) Buyer shall provide accrued vacation days to Transferred  Employees,  and
(ii) Buyer shall assume and agree to perform the employer’s  obligations  under the employment  contracts listed on
Schedule 6.4(d) hereto to the extent such obligations constitute Assumed Liabilities.
---------------

(c)      Anything  contained  in this  Section 10.4  to the  contrary  notwithstanding,  upon  consummation  of the
Closing,  Buyer shall (i) recognize each union which is a party to a collective  bargaining  agreement set forth in
Schedule 6.4(d)  hereto,  and  (ii) assume  and be  responsible  for the  obligations  of  Seller  under  each such
---------------
collective bargaining agreement to the extent such obligations constitute Assumed Liabilities.

10.5.    Tax Matters.  Seller and Buyer, as required under  applicable law, shall file all necessary  documentation
         -----------
and returns with respect to sales, use,  transfer,  real property  transfer,  recording,  gains, stock transfer and other  similar  taxes and fees (such taxes and fees,  including  any  interest  or  penalties  thereon,  are herein sometimes called  “Transfer  Taxes”).  Buyer agrees to indemnify,  defend and hold harmless Seller for any Transfer
Taxes arising out of or in connection with the  transactions  effected  pursuant to this  Agreement.  Buyer further agrees to indemnify,  defend,  and hold harmless  Seller with respect to any  additional  Transfer Taxes imposed by reason of any indemnity payment under this Section 10.5.

10.6.    Use of Names.  Anything herein to the contrary  notwithstanding,  no interest in or right to use the names
         ------------
“Hearst” or  “Hearst-Argyle”  or any  derivation  thereof or any logo,  trademarks  or trade  name,  other than the trademarks and trade names set forth in  Schedule 2.1(f)  hereto,  in which Seller has any interest  (collectively,
                                         ---------------
the “Retained Names and Marks”) is being  transferred to Buyer pursuant to the  transactions  contemplated  hereby.
Buyer will,  within 30 days following the Closing Date,  remove or obliterate all the Retained Names and Marks from its signs, purchase orders, invoices,  sales orders, labels,  letterheads,  shipping documents,  business cards and other  materials,  and Buyer shall not put into use after the Closing Date any such  materials  not in existence on the Closing Date that bear any  Retained  Name or Mark,  provided,  Buyer shall be entitled for a period of 10 days
                                                         --------
following the Closing Date to use any signs,  purchase  orders,  invoices,  sales orders,  labels,  letterheads  or shipping  documents  existing  on the  Closing  Date that bear any  Retained  Name or Mark,  in each case where the removal of any such  Retained  Name or Mark would be  impractical;  provided,  however,  that Buyer  shall  place a
                                                                    --------   -------
stamp,  mark or other  notation  on any such item that  identifies  the  Business  as a business  of Buyer (and not
Seller) and if  applicable,  that such Retained Name or Mark is a registered  trademark or tradename.  Buyer agrees that Seller shall have no  responsibility  for claims by third  parties  arising out of, or relating to, the use by
Buyer of any Retained Name or Mark after the Closing Date

10.7.    Audited  Financial  Statements.  Seller  recognizes that Buyer is a publicly  reporting company and agrees
         ------------------------------
that,  anything  contained in this  Agreement  or the  Confidentiality  Agreement to the contrary  notwithstanding,
Buyer shall be entitled at Buyer’s expense to cause audited and unaudited  financial  statements of the Stations to be prepared for such periods and filed with the  Securities and Exchange  Commission,  and included in a prospectus distributed to prospective  investors,  as required by Law applicable to Buyer as a publicly  reporting  company or registrant.  Seller agrees to cooperate with Buyer and the auditing  accountants  as reasonably  requested by Buyer in  connection  with the  preparation  and filing of such  financial  statements,  including  providing a customary management  representation  letter consistent with Seller's  representations  and warranties  hereunder in the form prescribed by generally  accepted auditing standards and using Seller’s  commercially  reasonable efforts to obtain the consent of Seller’s  independent  accounting  firm to permit Buyer and Buyer’s  auditors to have access to such firm’s workpapers.

10.8.    No  Solicitation.  From the date of this  Agreement  until the earlier of Closing or  termination  of this
         ----------------
Agreement,  neither  Seller nor any  Affiliate  of Seller shall  directly or  indirectly  (i) knowingly  solicit or encourage any proposal or offer from any Person  relating to the  acquisition or purchase,  directly or indirectly, of any  interest in any  material  assets of any Station  (each,  an  “Acquisition  Proposal”),  or  (ii) otherwise knowingly  assist or  negotiate  with any Person with respect to an  Acquisition  Proposal.  Seller shall  promptly notify Buyer in writing if an Acquisition Proposal is made after the date of this Agreement.

11.      Survival; Indemnification.
         -------------------------

11.1.    Survival of Representations  and Warranties.  The  representations,  warranties,  covenants and agreements
         -------------------------------------------
of each of Seller  and Buyer  contained  in this  Agreement  shall  survive  the  execution  and  delivery  of this
Agreement and the  completion  of the  transactions  contemplated  hereby (a) with respect to  representations  and warranties or any  covenants or  agreements to be performed on or before the Closing Date,  until the date which is twelve (12) months after the Closing Date,  and (b) with respect to each other  covenant or agreement  contained in this  Agreement,  until  ninety (90) days  following  the last date on which such  covenant or  agreement  is to be performed or, if no such date is specified,  indefinitely;  provided,  however, that any representation,  warranty,
                                                            --------   -------
covenant or agreement that would  otherwise  terminate in accordance with clause (a) or (b) above shall continue to survive if a notice of a claim shall have been given under  Sections  11.2 or 11.3 on or prior to such  termination date,  until the  related  claim for  indemnification  has been  satisfied  or  otherwise  resolved  as provided in
Sections  11.2 or  11.3.  No claim  may be made  against  any  party  hereto  and no party  hereto  shall  have any liability  to any other  party  hereto  after the  applicable  survival  period for a  representation  or  warranty specified  above shall have expired,  except that, if a claim shall be made by a party hereto against another party hereto prior to the expiration of such survival  period,  then such survival period shall be extended as it relates to such claim until such claim has been satisfied or otherwise resolved as provided in this Section 11.

11.2.    Indemnification of Buyer.
         ------------------------

(a)      Subject to the  limitations  contained in this Section 11,  Seller  agrees to  indemnify,  defend and hold harmless  Buyer and its  Affiliates  (each,  a “Buyer  Indemnified  Party”)  from and  against  any and all losses,
liabilities,   and  damages,   costs  and  expenses  (including  reasonable  fees  and  disbursements  of  counsel)
(hereinafter  individually,  a “Loss” and  collectively,  “Losses”)  which  arise out of, or result  from,  (i) any inaccuracy  in or any breach of any  representation  or warranty of Seller  contained  in this  Agreement or in the officer’s  certificate  delivered  by Seller  pursuant  to  Section  9.1(e),  (ii) any  breach of any  covenant  or agreement of Seller contained in this Agreement, or (iii) any Excluded Liability.

(b)      No claim may be made against Seller for  indemnification  pursuant to clause (i) of  Section 11.2(a)  with respect to any individual item of Loss,  unless the aggregate of all Losses of the Buyer  Indemnified  Parties with respect to clause (i) of Section 11.2(a) shall exceed Two Million Five Hundred Thousand Dollars  ($2,500,000),  and
Seller  shall  not be  required  to pay or be liable  for the  first Two  Million  Five  Hundred  Thousand  Dollars
($2,500,000)  in aggregate  amount of any such  Losses.  The Buyer  Indemnified  Parties  shall not be  indemnified pursuant to  clause (i)  of  Section 11.2(a)  with respect to any  individual  item of Loss if the aggregate of all
Losses  for  which  the  Buyer  Indemnified  Parties  have  received  indemnification  pursuant  to  clause (i)  of
Section 11.2(a) shall have exceeded Thirty Million Dollars ($30,000,000).

(c)      Each Buyer  Indemnified  Party shall give Seller prompt written notice of any claim,  assertion,  event or proceeding  (collectively,  a “Buyer  Claim”)  by or in respect  of a third  party of which such Buyer  Indemnified
Party has  knowledge  concerning  any Loss as to which such Buyer  Indemnified  Party may  request  indemnification hereunder or any Loss as to which the Two Million Five Hundred Thousand Dollar  ($2,500,000)  amount referred to in subsection (b)  of this  Section 11.2  may be applied.  Seller shall have the right to direct,  through  counsel of its own  choosing,  the defense or  settlement  of any such Buyer  Claim at its own  expense.  If Seller  elects to assume the defense of any such Buyer Claim, such Buyer  Indemnified  Party may participate in such defense,  but in such case the expenses of such Buyer Indemnified  Party shall be paid by such Buyer  Indemnified  Party. Such Buyer
Indemnified  Party shall provide  Seller with access to its records and personnel  relating to any such Buyer Claim during normal business hours and shall otherwise  cooperate with Seller in the defense or settlement  thereof,  and
Seller shall reimburse such Buyer  Indemnified  Party for all its reasonable  out-of-pocket  expenses in connection therewith.  If Seller  elects to direct the defense of any such Buyer  Claim,  such Buyer  Indemnified  Party shall not pay, or permit to be paid,  any part of any Loss  arising  from such Buyer  Claim,  unless  Seller  consents in writing to such payment or unless Seller,  subject to the last sentence of this subsection (c),  withdraws from the defense of such asserted  liability,  or unless a final  judgment from which no appeal may be taken by or on behalf of Seller is entered  against the Buyer  Indemnified  Party for such Loss. If Seller shall fail to defend any Buyer
Claim,  or if, after  commencing  or  undertaking  any such  defense,  fails to  prosecute  or withdraws  from such defense,  such Buyer  Indemnified  Party shall have the right to undertake  the defense or settlement  thereof,  at
Seller’s  expense.  If such Buyer  Indemnified  Party  assumes  the  defense of such Buyer  Claim  pursuant to this subsection (c) and proposes to settle such Buyer Claim prior to a final  judgment  thereof or to forego appeal with respect  thereto,  then such Buyer  Indemnified  Party shall give Seller prompt  written  notice thereof and Seller shall have the right to participate in the settlement or assume or reassume the defense of such Buyer Claim.

11.3.    Indemnification of Seller.
         -------------------------
(a)      Subject to the  limitations  contained  in this  Section 11,  Buyer agrees to  indemnify,  defend and hold harmless  Seller and its  Affiliates,  (each,  a “Seller  Indemnified  Party”)  from and against any and all Losses which  arise out of, or  result  from,  (i) any  inaccuracy  in or any  material  breach of any  representation  or warranty of Buyer  contained  in this  Agreement or in the  officer’s  certificate  delivered by Buyer  pursuant to
Section  9.2(e),  (ii) any breach of any  covenant or agreement of Buyer  contained  in this  Agreement,  (iii) any
Assumed  Liability,  (iv) Buyer’s use of any Retained Names and Marks pursuant to Section 10.5, or (v)  liabilities incurred by Buyer resulting from the operation of the Business on and after the Closing Date.

(b)      Each Seller  Indemnified  Party shall give Buyer prompt written notice of any claim,  assertion,  event or proceeding  (collectively,  a “Seller  Claim”) by or in respect of a third party of which such  Seller  Indemnified
Party has  knowledge  concerning  any Loss as to which such Seller  Indemnified  Party may request  indemnification hereunder.  Buyer shall have the right to direct,  through  counsel of its own choosing,  the defense or settlement of any such Seller  Claim at its own  expense.  If Buyer  elects to assume the  defense of any such  Seller  Claim, such  Seller  Indemnified  Party may  participate  in such  defense,  but in such case the  expenses of such Seller
Indemnified  Party shall be paid by such Seller  Indemnified  Party.  Such Seller  Indemnified  Party shall provide
Buyer with access to its records and personnel  relating to any such Seller Claim during normal  business hours and shall otherwise  cooperate with Buyer in the defense or settlement  thereof,  and Buyer shall reimburse such Seller
Indemnified  Party for all its  reasonable  out-of-pocket  expenses in  connection  therewith.  If Buyer  elects to direct the  defense of any such  Seller  Claim,  Buyer  shall not pay,  or permit to be paid,  any part of any Loss arising from such Seller Claim,  unless Buyer  consents in writing to such payment or unless Buyer,  subject to the last sentence of this  subsection (b),  withdraws  from the defense of such asserted  liability,  or unless a final judgment  from which no appeal may be taken by or on behalf of Buyer is entered  against  such  Seller  Indemnified
Party for such Loss. If Buyer shall fail to defend any Seller Claim,  or if, after  commencing or  undertaking  any such defense,  fails to prosecute or withdraws  from such  defense,  such Seller  Indemnified  Party shall have the right to  undertake  the defense or  settlement  thereof,  at Buyer’s  expense.  If such Seller  Indemnified  Party assumes the defense of any such Seller Claim  pursuant to this  subsection and proposes to settle such Seller Claim prior to a final judgment  thereon or to forego appeal with respect  thereto,  then such Seller  Indemnified  Party shall give Buyer prompt  written  notice thereof and Buyer shall have the right to participate in the settlement or assume or reassume the defense of such Seller Claim.

11.4.    Exclusive Provisions;  No Rescission.  Except as set forth in this Agreement,  neither Buyer nor Seller is
         ------------------------------------
making any  representation,  warranty,  covenant  or  agreement  with  respect  to the  matters  contained  herein.
Anything herein to the contrary notwithstanding,  no breach of any representation,  warranty, covenant or agreement contained  herein  shall  give rise to any right on the part of Buyer or  Seller,  after  the  consummation  of the purchase and sale of the  Business  contemplated  hereby,  to rescind  this  Agreement  or any of the  transactions contemplated hereby.

12.      Termination of Agreement.
         ------------------------

12.1.    Termination.  This Agreement may be terminated prior to the Closing as follows:
         -----------

(a)      By the mutual written consent of Seller and Buyer;

(b)      By Seller,  if after the expiration of either the Early Exercise Period or the Exercise Period,  Buyer has
not exercised the Option;

(c)      By either Seller or Buyer,  if a material  breach of this  Agreement  continues for thirty (30) days after written  notice is provided  by the  non-breaching  party;  provided,  however,  that the right to  terminate  this
                                                            --------   -------
Agreement under this Section 12.1(c) shall not be available to any party who has caused such material breach; or

(d)      By either  Seller or Buyer,  if the  Closing  shall not have  occurred  on or before the date which is the first anniversary of the date on which Buyer exercises the Option;  provided,  however, that the right to terminate
                                                                    --------   -------
this  Agreement  under this  Section  12.1(d)  shall not be  available  to any party  whose  failure to fulfill any obligation  under this Agreement  shall have been the cause of, or resulted in, the failure of the Closing to occur prior to such date.

12.2.    Survival.  In the event this Agreement is terminated  pursuant to Section 12.1,  (i) this  Agreement shall
         --------
become null and void and of no further  force and effect,  except for the  provisions of Sections 13.2 and 13.4 and the  Confidentiality  Agreement  and  (ii) there  shall be no  liability  on the part of  Seller  or Buyer or their respective officers,  directors or Affiliates;  provided,  however,  that if such termination shall result from the
                                                --------   -------
willful  breach by a party of the  provisions  contained in this Agreement such party shall be fully liable for any and all damages, costs and expenses sustained or incurred by the other party hereto as a result of such breach.

13.      Miscellaneous.
         -------------

13.1.    Certain  Definitions.  As used in this Agreement,  the following terms have the following  meanings unless
         --------------------
the context otherwise requires:

                  “Action or Proceeding”  means any action,  suit,  proceeding or arbitration by any Person, or any investigation or audit by any Governmental or Regulatory Body.

                  “Affiliate,”  means with respect to any Person,  any other Person  controlling,  controlled by or under common control with such first Person.

                  "Applicable  Portion"  shall mean a fraction,  the  numerator of which shall be the actual number
                   -------------------
of days in the period  beginning on the date of this  Agreement and ending on the Closing Date and the  denominator of which  shall be the  number of days in the  period  beginning  on the date of this  Agreement  and ending on the anniversary of the date of this Agreement immediately following the Closing Date.

                  “Business Day” means any day on which  commercial  banks are not authorized or required by law to close in New York, New York.

                  “Code” means the Internal Revenue Code of 1986, as amended.

                  “Confidentiality  Agreement”  means that certain  Confidentiality  Agreement dated April 25, 2000 between Seller and Buyer.

                  “contracts  and other  agreements”  means all executory  contracts,  agreements,  understandings, indentures,  notes, bonds, loans,  instruments,  leases, mortgages,  franchises,  licenses or commitments which are legally binding, including collective bargaining agreements.

                  “Environmental  Claim”  means,  with  respect to any Person,  any written  notice or claim by any other Person alleging or asserting such Person’s  liability for investigatory  costs,  cleanup costs,  Governmental or Regulatory Body response costs,  damages to natural  resources or other property,  personal  injuries,  fines or penalties  arising out of, based on or  resulting  from (a) the  presence or release into the  environment,  of any
Hazardous  Material  or  (b) circumstances  forming  the  basis of any  violation,  or  alleged  violation,  of any
Environmental Law.

                  “Environmental  Law” means any Law or Order  relating to the  regulation  or  protection of human health,  safety or the  environment  or to emissions,  discharges,  releases or threatened  releases of pollutants, contaminants or toxic or hazardous wastes into the environment.

                  “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

                  “Governmental  or Regulatory  Body” means any court,  tribunal,  arbitrator or any  government or political  subdivision  thereof,  whether  federal,  state,  county,  local or foreign,  or any agency,  authority, official or instrumentality of any such government or political subdivision.

                  “Hazardous  Material”  means  petroleum  products,  asbestos  and any  other  chemicals  or other materials or substances  which are defined as or included in the definition of “hazardous  substances,”  “hazardous wastes,” “hazardous  materials,”  “extremely hazardous wastes,” “restricted  hazardous wastes,” “toxic substances,”
“toxic pollutants” or words of similar import under any Environmental Law.

                  “HSR Act” means the  Hart-Scott-Rodino  Antitrust  Improvements Act of 1976, as amended,  and the rules and regulations promulgated thereunder.

                  “Intangible  Property” means all patents and applications  therefor,  copyrights and applications therefor  (including  rights to renew),  trademarks  and  applications  therefor,  names,  logos,  trade  names and applications  therefor and service marks and  applications  therefor and the Stations’ call signs and call letters, jingles and slogans,  websites and internet  domain names,  and other  intellectual  property used primarily by the
Stations.

                  “Inventory” means all raw materials,  work-in-process,  finished goods and merchandise, packaging materials and other supplies related thereto.

                  “Law” means any law, statute,  rule, regulation,  ordinance,  code and other pronouncement having the effect of law of the United States of America,  any foreign  country or any domestic or foreign state,  county, city or other political subdivision or of any Governmental or Regulatory Body.

                  “Material   Adverse  Effect”  means  a  material  adverse  effect  on  the  assets,   properties,
operations, business, results of operations or financial condition of the Stations, taken as a whole.

                  “Order” means any writ,  judgment,  decree,  injunction or similar order of any  Governmental  or
Regulatory Body, in each case whether preliminary or final.

                  “Permitted  Lien” means (i) any lien for Taxes not yet due or  delinquent  or being  contested in good faith by  appropriate  proceedings,  (ii) any  statutory  lien arising in the  ordinary  course of business by operation of Law with respect to an  obligation or liability  that is not yet due or  delinquent,  (iii) any  minor imperfection  of title or similar  lien or  encumbrance  which  individually  or in the  aggregate  with other such imperfections of title,  liens or encumbrances is not material to the Assets or the Business,  and (iv) in the case of the Real Property, the matters set forth on Schedule 6.4(c).
                                               ---------------

                  “Person” means any  individual,  corporation,  partnership,  firm,  joint  venture,  association, joint-stock company, trust, unincorporated organization, Governmental or Regulatory Body or other entity.

                  “Plan” means an “employee  benefit  plan” for  purposes of Section  3(3) of ERISA  maintained  by
Seller or its  Affiliates  with respect to the Stations and each other  employee  benefit plan,  contract and other arrangement maintained with respect to the Stations,  whether or not subject to ERISA,  including,  but not limited to,  all  retention,  change  of  control,  severance,  stock  option  or  other  equity  based,  bonus,  incentive compensation,  retirement,  fringe benefit and welfare plans,  and  arrangements  and  agreements,  maintained with respect to any Station and the current or former employees of the Station or their dependents.

                  “Real  Property  Leases” means any leases or subleases of real property as to which Seller is the lessor/sublessor or  lessee/sublessee,  together with any options to purchase the underlying property and leasehold improvements thereon.

                  “Tangible Property” means all furniture,  fixtures, equipment,  machinery and spare parts and all other tangible personal property,  including,  without limitation,  transmitters,  antenna,  tools, motor vehicles, office equipment and supplies.

                  “Tax” and “Taxes”  means all taxes or other  assessments  imposed by any federal,  state or local taxing  authority,  including income,  excise,  property,  sales,  use, ad valorem,  and franchise taxes other than
Transfer Taxes.

                  “Tax Return” means any return,  report,  information  return,  or other  document  (including any related or  supporting  information)  filed or required to be filed with any federal,  state or local  governmental entity or other  authority  in  connection  with the  determination,  assessment  or  collection  of any Tax or the administration of any laws, regulations or administrative requirements relating to any Tax.

                  “Transaction Agreements” means this Agreement and the TBA.

                  “TBA Effective Date” means the effective date of the TBA as defined in Section 2.2 of the TBA.

13.2.    Expenses.  Except as otherwise  expressly  provided herein,  whether or not the transactions  contemplated
         --------
by this Agreement shall be consummated,  each of the parties hereto shall pay its own expenses (including,  without limitation,  attorney’s  and  accountants’  fees and  out-of-pocket  expenses)  incident to this  Agreement and the transactions  contemplated  hereby,  except  that all  filing  fees  (including  all FCC  filing  fees and all fees required in connection with filings under the HSR Act),  transfer taxes,  recordation taxes, sales taxes,  document stamps,  or other charges  levied by any  Governmental  or  Regulatory  Body in  connection  with the  transactions contemplated by this Agreement shall be paid by Buyer.

13.3.    Notices.  All  notices,  requests,  demands and other  communications  required or  permitted  to be given
         -------
hereunder shall be in writing and shall be given personally,  telegraphed,  telexed, sent by facsimile transmission or sent by prepaid air courier or certified  registered mail,  postage prepaid.  Any such notice shall be deemed to have been given (a) when received, if delivered in person,  telegraphed,  telexed,  sent by facsimile  transmission and, in the case of facsimile,  confirmed in writing within three (3) Business Days thereafter,  or sent by prepaid air courier or (b) three (3) Business  Days  following  the mailing  thereof,  if mailed by registered or certified first  class  mail,  postage  prepaid,  return  receipt  requested,  in any such case as follows  (or to such other address or addresses as a party may have advised the other in the manner provided in this Section 13.3):

                  If to Seller:
                  ------------

                  Hearst-Argyle Properties, Inc.
                  888 Seventh Avenue
                  New York, New York  10106

                  Attention:  Bob Marbut, Chairman and Co-Chief Executive Officer and
                  David J. Barrett, President and Co-Chief Executive Officer
                  Facsimile: (212) 887-6855

                  With a copy (which shall not constitute notice) to:

                  Clifford Chance Rogers & Wells LLP
                  200 Park Avenue
                  New York, New York  10166

                  Attention:  Steven A. Hobbs, Esq.
                  Facsimile:  (212) 878-8375

                  If to Buyer:
                  -----------

                  Emmis Communications Corporation
                  One Emmis Plaza
                  40 Monument Circle, Suite 700
                  Indianapolis, Indiana  46204

                  Attention:  Jeffrey H. Smulyan, Chairman
                  Attention:  J. Scott Enright, Esq.
                  Facsimile:  (317) 631-3750

                  With a copy (which shall not constitute notice) to:

                  Emmis Communications Corporation
                  15821 Ventura Boulevard, Suite 685
                  Encino, California 91436

                  Attention:  Gary Kaseff, Esq.
                  Facsimile:  (818) 784-4059

                  and

                  Bose McKinney & Evans LLP
                  135 N. Pennsylvania Street, Suite 2700
                  Indianapolis, Indiana  46204

                  Attention:  David L. Wills
                  Facsimile:  (317) 684-5173

13.4.    Publicity;  Confidentiality.  No publicity  release or public  announcement  concerning  this Agreement or
         ---------------------------
the  transactions  contemplated  hereby shall be made by Buyer or Seller without advance  approval  thereof by each other party hereto.  While this Agreement is in effect and after this Agreement  terminates,  each party hereto and its Affiliates  shall keep  confidential,  and shall not disclose,  the terms of this Agreement to any other Person without the prior consent of each other party hereto  unless  (i) the  disclosure is required by applicable  law or the  rules of any stock  exchange  or which  such  party’s  securities  are  traded,  (ii) the  terms  are  readily ascertainable  from  public  or  published  information,  or trade  sources  (without  violation  of the  foregoing provisions of this sentence),  (iii) the  disclosure is (A) in  connection with any Action or Proceeding in respect of this  Agreement or (B) to a Governmental  or Regulatory  Body the filing with or consent of which is required in connection  with the  transactions  contemplated  by this  Agreement  or  (iv) the  disclosure  is to any  officer, director,  employee or agent of any party  hereto or of any of its  Affiliates  and such Person  needs to know such information for purposes of consummating the transactions contemplated by or the performance of this Agreement.

13.5.    Entire  Agreement.  The  Confidentiality  Agreement,  TBA and this  Agreement  (including the Exhibits and
         -----------------
Schedules  hereto) and the  agreements,  certificates  and other  documents  delivered  pursuant to this  Agreement contain the entire agreement among the parties with respect to the  transactions  described  herein,  and supersede all prior agreements, written or oral, with respect thereto.

13.6.    Waivers and Amendments.  This Agreement may be amended,  superseded,  cancelled,  renewed or extended, and
         ----------------------
the terms  hereof may be waived,  only by a written  instrument  signed by the parties or, in the case of a waiver, by the party  waiving  compliance.  No delay on the part of any party in exercising  any right,  power or privilege hereunder shall operate as a waiver thereof.

13.7.    Governing  Law.  This  Agreement  shall be governed by and  construed in  accordance  with the laws of the
         --------------
State of New York without  regard to principles of conflicts of law. Any judicial  proceeding  brought  against any of the parties to this  Agreement on any dispute  arising out of this Agreement or any matter related hereto may be brought in the courts of the State of New York,  and, by  execution  and  delivery of this  Agreement,  each of the parties hereto accepts the non-exclusive  jurisdiction of the aforesaid courts,  and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.

13.8.    Binding  Effect;  No  Assignment.  This  Agreement  shall be binding  upon and inure to the benefit of the
         --------------------------------
parties and their respective  successors and legal  representatives.  This Agreement is not assignable by any party hereto  without  the prior  written  consent of the other  parties  hereto and any other  purported  assignment  in violation  hereof  shall be null and void.  Notwithstanding  the  foregoing,  Seller  may assign all or part of its rights under this Agreement  prior to the Closing to an Affiliate of Seller or to a “qualified  intermediary”  with the meaning of Treas.  Reg.  Sec.  1.1031(k)-1(g)(4)(iii)  without the prior  written  consent of Buyer;  provided,
                                                                                                          --------
however,   that  Seller  shall  remain  primarily  liable  for  all  of  its  obligations   under  this  Agreement.
-------
Notwithstanding  the  foregoing,  Buyer may assign all of its rights  under this  Agreement to a direct or indirect wholly-owned  subsidiary of Buyer,  provided that (A) the  representations  and warranties of Buyer hereunder shall be true and correct in all respects as applied to the assignee,  (B) both  Buyer and the assignee shall execute and deliver  to Seller a  written  instrument  in form and  substance  satisfactory  to Seller  within  its  reasonable judgment in which both Buyer and the assignee  agree to be jointly and severally  liable for  performance of all of
Buyer’s  obligations  under this  Agreement,  (C) such  assignment  shall not materially  delay issuance of the FCC
Order or expiration or  termination  of the waiting  period under the HSR Act, and (D) Buyer and the assignee shall deliver such other documents and instruments as reasonably  requested by Seller,  including  appropriate  certified resolutions of the boards of directors of Buyer and the assignee.

13.9.    Seller  Not  Responsible  for  Buyer’s  Actions  Under  TBA.  Anything  contained  herein to the  contrary
         ------------------------------------
notwithstanding,  Seller shall not be deemed to have breached any representation,  warranty,  covenant or agreement of Seller  contained  herein or to have  failed to  satisfy  any  condition  precedent  to Buyer’s  obligations  to purchase the Assets  hereunder  (nor shall Seller have any liability or  responsibility  to Buyer in respect of any such representation,  warranty,  covenant,  agreement or condition precedent),  in each case to the extent that the inaccuracy of any such representation,  the breach of any such warranty,  covenant or agreement or the inability to satisfy any such condition  precedent  arises out of or otherwise  relates to (i) any actions taken by or under the authorization  of Buyer or its Affiliates (or any of their respective  officers,  directors,  employees,  agents or representatives)  in  connection  with  Buyer’s  performance  of its  obligations  under the TBA or  otherwise,  or
(ii) the  failure of Buyer to perform any of its  obligations  under the TBA.  Buyer  acknowledges  and agrees that
Seller shall not be deemed to be  responsible  for or have  authorized or consented to any action or failure to act on the part of Buyer or its  Affiliates  (or any of their  respective  officers,  directors,  employees,  agents or representatives)  in  connection  with the TBA by reason of the fact that prior to Closing,  Seller  shall have the legal right to control, manage or supervise the operation of the Stations or the conduct of their business.

13.10.   Variations  in Pronouns.  All pronouns and any  variations  thereof  refer to the  masculine,  feminine or
         -----------------------
neuter, singular or plural, as the context may require.

13.11.   Counterparts.  This  Agreement  may be executed by the parties  hereto in separate  counterparts,  each of
         ------------
which when so executed and delivered  shall be an original,  but all such  counterparts  shall together  constitute one and the same  instrument.  Each  counterpart  may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

13.12.   Exhibits and  Schedules.  The Exhibits and  Schedules  are a part of this  Agreement as if fully set forth
         -----------------------
herein.  All  references  herein  to  Sections,  subsections,  clauses,  Exhibits  and  Schedules  shall be  deemed references to such parts of this Agreement, unless the context shall otherwise require.

13.13.   Headings.   The  headings  in  this   Agreement  are  for  reference   only,  and  shall  not  affect  the
         --------
interpretation of this Agreement.

13.14.   Severability  of  Provisions.  If any provision or any portion of any  provision of this  Agreement or the
         ----------------------------
application  of such  provision  or any portion  thereof to any Person or  circumstance,  shall be held  invalid or unenforceable,  the remaining  portion of such  provision and the remaining  provisions of this  Agreement,  or the application  of such  provision  or portion of such  provision as is held  invalid or  unenforceable  to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

13.15.   No Third Party  Beneficiary.  The terms and  provisions  of this  Agreement  are  intended  solely for the
         ---------------------------
benefit of each party hereto and their respective  successors or permitted assigns,  and it is not the intention of the parties to confer  third-party  beneficiary  rights  upon any other  Person  other than any Person  entitled to indemnity under Section 11.

13.16.   Specific  Performance.  Seller  acknowledges that the Stations are of a special,  unique and extraordinary
         ---------------------
character,  and  that  damages  alone  are  an  inadequate  remedy  for a  breach  of  this  Agreement  by  Seller.
Accordingly,  as an alternative to termination of this Agreement under  Section 12.1,  Buyer shall be entitled,  in the event of Seller’s  material  breach,  to  enforcement  of this  Agreement  (subject to  obtaining  any required approval  of the FCC or  clearance  under the HSR Act) by a decree of specific  performance  or  injunctive  relief requiring  Seller to  fulfill  its  obligations  under  this  Agreement.  Such  right of  specific  performance  or injunctive  relief shall be in addition to, and not in lieu of, Buyer’s right to recover  damages and to pursue any other remedies  available to Buyer for Seller’s breach. In any action to specifically  enforce Seller’s  obligation to close the  transactions  contemplated  by this  Agreement,  Seller  shall  waive the  defense  that  there is an adequate  remedy at law or in equity and agrees  that Buyer shall be entitled  to obtain  specific  performance  of
Seller’s obligation to close without being required to prove actual damages.

                  IN WITNESS  WHEREOF,  the  parties  hereto,  intending  to be  legally  bound  hereby,  have duly executed this Agreement on the date first above written.

                                                     HEARST-ARGYLE PROPERTIES, INC.

                                                     By:   _________________________________________
                                                           Name:
                                                           Title:

                                                     EMMIS COMMUNICATIONS CORPORATION

                                                     By:   _________________________________________
                                                           Name:
                                                           Title: